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                                                                     EXHIBIT 5.1
                            WILLIAM S. CLARKE, P.A.
                                ATTORNEY-AT-LAW
                   457  NORTH  HARRISON  STREET  -  SUITE 103
                        PRINCETON,  NEW  JERSEY   08540
                                   __________

                           TELEPHONE:  (609) 921-3663
                              FAX:  (609) 921-3933

                              September 24, 1998


Gothic Energy Corporation
5727 South Lewis Avenue - Suite 700
Tulsa, Oklahoma  74105


Gentlemen:

     I have acted as counsel for Gothic Energy Corporation (the "Company") in connection with the preparation of a Registration Statement filed by the Company under the Securities Act of 1933, as amended (File No. 333-38679) relating to a proposed public offering by certain holders thereof of 1,400,000 Common Stock Purchase Warrants (the "1997 Warrants") and 1,400,000 shares of Common Stock, $.01 par value issuable on exercise of the 1997 Warrants, and 825,029 Common Stock Purchase Warrants (the "1998 Warrants") and 825,029 shares of Common Stock, $.01 par value, issuable on exercise of the 1998 Warrants. Herein, the shares of Common Stock issuable on exercise of the 1997 Warrants and the 1998 Warrants are referred to as the "Stock."

     In my capacity as counsel to you, I have examined the original, certified, conformed photostats or xerox copies of all such agreements, certificates of public officials, certificates of officers, representatives of the Company and others and such other documents as I have deemed necessary or relevant as a basis for the opinions herein expressed. In all such examinations I have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to me as conformed, photostat or duplicate copies. As to various questions of fact material to such opinions, I have relied upon statements or certificates of officials and representatives of the Company and others.

     On the basis of such examination, I advise you that, in my opinion (i) the 1997 Warrants and the 1998 Warrants are validly issued and binding obligations of the Company in accordance with their terms, and (ii) the shares of Stock, when sold, issued and paid for in accordance with the terms of the 1997 Warrants and the 1998 Warrants, will be legally issued, fully paid and non-assessable.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of my firm in the prospectus forming a part of such Registration Statement.

                                     Very truly yours,

                                     William S. Clarke, P.A.

                                By:   /s/ William S. Clarke
                                    ---------------------------------
                                    William S. Clarke